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                                OLYMPIC FINANCIAL LTD.
                         NON-STATUTORY STOCK OPTION AGREEMENT

    Olympic Financial Ltd., a Minnesota corporation (the "Company"), hereby grants to Richard A. Greenawalt (the "Optionee"), an option (the "Option") to purchase a total of 1,200,000 shares of the Common Stock (the "Common Stock") of the Company (the "Shares"), in accordance with Section 2 of the Employment Agreement between the Company and the Optionee dated January 6, 1997 (the "Employment Agreement"). The Option is not being granted under the 1990 Stock Option Plan (the "Plan") adopted by the Company; however, capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed thereto under the Plan.


    1. NATURE OF THE OPTION. This Non-Statutory Stock Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

    2. EXERCISE PRICE. The exercise price is $14.87 for each share of Common Stock, which price has been set by the Board of Directors of the Company (the "Board").

    3. EXERCISE OF OPTION. The Option shall be exercisable during its term as follows:

         (i)  RIGHT TO EXERCISE.

              (a) Subject to subsections 3(i)(b), (c) and (d) below, this Option shall be exercisable cumulatively, to the extend of thirty-three and three tenths percent (33.3%) of the Shares subject to the Option commencing on January 29, 1998; an additional thirty-three and three tenths percent (33.3%) of the Shares subject to the Option commencing on January 29, 1999 and an additional thirty three and four tenths percent (33.4%) of the Shares subject to the Option commencing on January 29, 2000. However, as of the date of the occurrence of the first to occur of any of the following events prior to January 29, 2000, notwithstanding the previous sentence of this subsection 3(i)(a), this Option shall be exercisable cumulatively to the extent of one hundred percent (100%) of the Shares subject to the Option regardless of whether otherwise exercisable by the Optionee:

         x) the termination of Optionee's employment by reason of his death or Disability (as defined in the Employment Agreement);

         y) the termination of Optionee's employment by the Company without Cause (as defined in the Employment Agreement) or by the Optionee for Good Reason (as defined in the Employment Agreement); or

         z) a "Change in Control" of the Company. As used herein the term "Change of Control" shall mean any transaction or series of transactions by which the Company shall merge with or consolidate into any other person or lease or sell substantially all of its and its subsidiaries' assets (other than

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              asset sales in connection with automobile loan securitization transactions) substantially as an entirety to any other person or by which any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934) acquires, directly or indirectly, 51% or more of the Company's outstanding common stock (calculated on a fully diluted basis).

              (b)  This Option may not be exercised for a fraction of a Share.

              (c) In the event of Optionee's death, Disability or other termination of employment, the exercisability of the Option shall be subject to the provisions of Sections 7, 8 or 9 below, as applicable.

         (ii) METHOD OF EXERCISE. (a) This Option shall be exercisable by written notice which shall state the election to exercise the Option, and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. Until certificates for the Shares are issued to the Optionee, such Optionee shall not have any rights as a shareholder of the Company.

         (b) No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.


    4. REGISTRATION; ETC. Within a reasonable time after the date hereof, the Company shall file a registration statement under the Securities Act of 1933, as amended, on Form S-8 with respect to the Shares and shall deliver to the Optionee a prospectus relating to such Shares meeting the requirements for use with Form S-8. The Company shall also make any required blue sky filings and shall cause the Shares to be listed on each securities exchange on which the Common Stock is listed and traded.

    5. METHOD OF PAYMENT. Payment of the exercise price shall be made by (i) cash; (ii) check; (iii) if authorized by the Board, the surrender of other shares of Common Stock of the Company which (A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company and (B) have a fair market value (as determined in the manner provided under the Plan) on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised; or (iv) any other means approved by the Board.

    6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would


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constitute a violation of any applicable federal or state securities law or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

    7.   TERMINATION OF STATUS AS AN EMPLOYEE.   Except as provided in Sections
8 and 9, in the event of termination of Optionee's employment, Optionee may, but only within eighteen months after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in
Section 11 below), exercise this Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that Optionee (i) was not entitled to exercise this Option at the date of such termination, or
(ii) does not exercise this Option within the time specified herein, the Option shall terminate.

    8. DISABILITY OF OPTIONEE. In the event of termination of Optionee's employment as a result of Disability, he may, but only within one year from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise the Option to the extent he was entitled to exercise it at the date of such termination. To the extent that Optionee (i) was not entitled to exercise the Option at the date of termination, or (ii) does not exercise such Option within the time specified herein, the Option shall terminate.

    9.   DEATH OF OPTIONEE.  In the event of the death of the Optionee:

              (i) during the term of this Option and while an employee of the Company and having been in continuous employment (as determined by the Board) since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise the Option at the date of death; or

              (ii) within three months after termination of Optionee's employment, the Option may be exercised, at any time within nine (9) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise the Option at the date of termination.

    10. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the Optionee and his personal representatives, heirs, successors and assigns.

    11. TERM OF OPTION. This Option may not be exercised after January 29, 2007, and may be exercised only in accordance with the terms hereof.


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    12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.  The number of shares of Common Stock covered by this Option and the exercise price shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

    In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of it sole discretion in such instances, declare that the Option shall terminate as of a date fixed by the Board and give the Optionee the right to exercise the Option as to all or any part of the Shares. In the event of a Change of Control of the Company, the Board shall notify the Optionee that the Option shall be fully exercisable from the date of such notice.

    13. SHAREHOLDER APPROVAL. The grant of this Option is specifically conditioned upon the approval of such grant by the shareholders of the Company at the Annual Meeting of the shareholders to be held April 28, 1997 and any adjournment thereof. In the event, the shareholders do not so approve this Option grant, it shall be void AB INITIO.

DATE OF GRANT:     March 14, 1997

                                       OLYMPIC FINANCIAL LTD.


                                       By: /s/ Warren Kantor
                                          ------------------------------
                                            Warren Kantor
                                            Chairman

                                       /s/ Richard A. Greenawalt
                                       ---------------------------------
                                       Richard A. Greenawalt


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